Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2024 RESULTS

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – November 30, 2023 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter of fiscal 2024 ended October 27, 2023.

First Quarter Fiscal 2024 Highlights

•	The Company reported first quarter total revenue of $823.8 million. Compared to the prior year first quarter, total revenue decreased 1.9%.

o	Comparable store restaurant sales decreased 0.5%, while comparable store retail sales decreased 8.1%.

•	GAAP operating income for the first quarter was $11.4 million, or 1.4% of total revenue, and adjusted[1] operating income was $19.0 million, or 2.3% of total revenue.

•	GAAP net income was $5.5 million, or 0.7% of total revenue, and Adjusted EBITDA[1] was $45.7 million, or 5.5% of total revenue.

•	GAAP earnings per diluted share were $0.25, and adjusted[1] earnings per diluted share were $0.51.

Commenting on the first quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said,

“We were pleased that we delivered sequential monthly improvements in our comparable store traffic performance during the first quarter. This improved trend was largely driven by the actions we took to improve the effectiveness of our marketing and our emphasis on the guest experience. We will continue to focus on these initiatives along with operational excellence, and we believe these efforts will resonate with guests and will support improved performance in the remainder of the fiscal year and beyond. Additionally, during the quarter we launched our Cracker Barrel Rewards loyalty program. Guests have embraced the program, and we are pleased with the levels of enrollment to date, which have exceeded expectations. We remain excited about this program and are confident it will be a meaningful differentiator and traffic driver over the long term.”

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

First Quarter Fiscal 2024 Results

Revenue

The Company reported total revenue of $823.8 million for the first quarter of fiscal 2024, representing a decrease of 1.9% compared to the first quarter of fiscal 2023.

Cracker Barrel comparable store restaurant sales decreased 0.5%, including total menu pricing increases of 6.8%. Comparable store retail sales decreased 8.1% from the prior year quarter.

Operating Income

GAAP operating income for the first quarter was $11.4 million, or 1.4% of total revenue, compared to $23.6 million, or 2.8% of total revenue, in the prior year quarter. Adjusted1 operating income for the first quarter was $19.0 million, or 2.3% of total revenue, compared to $30.0 million, or 3.6%, of total revenue in the prior year quarter.

The decrease in the Company’s GAAP and adjusted1 operating income as a percentage of total revenue versus the prior year quarter is primarily the result of higher labor and related expenses, higher other operating expenses, and higher general and administrative expenses, partially offset by lower cost of goods sold in the current year quarter.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the first quarter was $5.5 million, or 0.7% of total revenue. This represented a 68% decrease compared to prior year quarter GAAP net income of $17.1 million, or 2.0% of total revenue. Adjusted EBITDA1 was $45.7 million, or 5.5% of total revenue, a 16.6% decrease compared to the prior year quarter Adjusted EBITDA1 of $54.8 million, or 6.5% of total revenue.

GAAP earnings per diluted share for the first quarter were $0.25, a 68% decrease compared to the prior year quarter GAAP earnings per diluted share of $0.77. Adjusted1 earnings per diluted share were $0.51, a 48% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $0.99.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on February 13, 2024 to shareholders of record as of January 19, 2024.

Fiscal 2024 Outlook

The Company provided the following outlook for fiscal 2024:

•	Total revenue of $3.4 billion to $3.5 billion

•	Two new Cracker Barrel stores and 9 to 11 new Maple Street Biscuit Company units

•	Commodity inflation in the low-single digits

•	Hourly wage inflation in the mid-single digits

•	GAAP operating income of $95 million to $115 million and adjusted[1] operating income of $130 million to $150 million, which includes the impact from the 53rd week in the fiscal 2024 year

•	Capital expenditures of $120 million to $135 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

Fiscal 2024 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through December 14, 2023.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate over 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on the Company’s business the Company’s ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at its restaurants; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in the Company’s restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on limited distribution facilities and certain significant vendors; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or the Company’s ability to manage the impact of social media associated with these activities; the impact of activist shareholders; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; economic or psychological effects of natural disasters or other unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; workers’ compensation, group health and utility price changes; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
	10/27/23	10/28/22	Percentage Change
Total revenue	$823,839	$839,519	(2)%
Cost of goods sold (exclusive of depreciation & rent)	255,559	281,540	(9)
Labor and other related expenses	304,447	291,708	4
Other store operating expenses	203,685	196,704	4
General and administrative expenses	48,735	45,948	6
Operating income	11,413	23,619	(52)
Interest expense	4,938	3,532	40
Income before income taxes	6,475	20,087	(68)
Provision for income taxes	1,019	2,958	(66)
Net income	$5,456	$17,129	(68)

Earnings per share – Basic:	$0.25	$0.77	(68)
Earnings per share – Diluted:	$0.25	$0.77	(68)

Weighted average shares:
Basic	22,165,852	22,193,774	(0)
Diluted	22,263,690	22,292,654	(0)

Ratio Analysis
Total revenue:
Restaurant	80.2%	78.9%
Retail	19.8	21.1
Total revenue	100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	31.0	33.5
Labor and other related expenses	37.0	34.8
Other store operating expenses	24.7	23.4
General and administrative expenses	5.9	5.5
Operating income	1.4	2.8
Interest expense	0.6	0.4
Income before income taxes	0.8	2.4
Provision for income taxes	0.1	0.4
Net income	0.7%	2.0%

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	10/27/23	10/28/22
Assets
Cash and cash equivalents	$13,914	$38,705
Accounts receivable	32,218	32,943
Inventories	207,269	231,010
Prepaid expenses and other current assets	34,288	28,583
Property and equipment, net	968,441	965,795
Operating lease right-of-use assets, net	891,371	918,725
Intangible assets	24,517	21,191
Other assets	42,923	45,411
Goodwill	4,690	4,690
Total assets	$2,219,631	$2,287,053

Liabilities and Shareholders’ Equity
Accounts payable	$143,294	$135,480
Other current liabilities	318,604	334,040
Long-term debt	475,340	483,679
Long-term operating lease liabilities	696,871	714,155
Other long-term obligations	51,130	52,110
Deferred income taxes	74,140	80,076
Shareholders’ equity, net	460,252	487,513
Total liabilities and shareholders’ equity	$2,219,631	$2,287,053

Common shares issued and outstanding	22,185,112	22,195,467

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Three Months Ended
	10/27/23	10/28/22
Cash flows from operating activities:
Net income	$5,456	$17,129
Depreciation and amortization	26,669	24,791
Amortization of debt issuance costs	436	431
Loss on disposition of property and equipment	1,632	683
Share-based compensation	1,622	2,422
Noncash lease expense	15,180	15,013
Amortization of asset recognized from gain on sale and leaseback transaction	3,184	3,184
Increase in inventories	(17,905)	(17,761)
Decrease in accounts payable	(22,190)	(34,391)
Net changes in other assets and liabilities	(29,881)	(12,101)
Net cash used in operating activities	(15,797)	(600)
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(24,637)	(21,626)
Proceeds from sale of property and equipment	39	166
Net cash used in investing activities	(24,598)	(21,460)
Cash flows from financing activities:
Net proceeds under long-term debt	60,000	60,000
Taxes withheld from issuance of share-based compensation awards	(1,501)	(2,380)
Purchases and retirement of common stock	0	(12,448)
Dividends on common stock	(29,337)	(29,512)
Net cash provided by financing activities	29,162	15,660

Net decrease in cash and cash equivalents	(11,233)	(6,400)
Cash and cash equivalents, beginning of period	25,147	45,105
Cash and cash equivalents, end of period	$13,914	$38,705

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

	First Quarter Ended
	10/27/23	10/28/22
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	1	0
Maple Street Biscuit Company	1	3

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	661	664
Maple Street Biscuit Company	60	54

	First Quarter Ended
	10/27/23	10/28/22
Total revenue*: (In thousands)
Restaurant	$644,889	$647,245
Retail	163,034	177,141
Total revenue	$807,923	$824,386

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$169,572	$188,505
Retail	82,084	88,926
Total cost of goods sold	$251,656	$277,431

Average unit volume*: (In thousands)
Restaurant	$975.6	$974.9
Retail	246.7	266.8
Total	$1,222.3	$1,241.7

Operating weeks*:	8,593	8,631

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its first quarter fiscal 2023 and fiscal 2024 adjusted operating income and earnings per share. In regard to fiscal 2023, this reconciliation excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders and the related tax impacts. In regard to fiscal 2024, this reconciliation excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, and a corporate restructuring charge and the related tax impacts. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	First Quarter Ended October 27, 2023
	As Reported	Adjustment	As Adjusted
		(1)
Total Revenue	$823,839	$0	$823,839
Store operating expense	763,691	(3,184)	760,507
General and administrative expense	48,735	(4,419)	44,316
Operating income	11,413	7,603	19,016
Interest expense	4,938	0	4,938
Income before income taxes	6,475	7,603	14,078
Provision for income taxes	1,019	1,787	2,806
Net income	$5,456	$5,816	$11,272
Earnings per share – basic	$0.25	$0.26	$0.51
Earnings per share – diluted	$0.25	$0.26	$0.51

(1) Adjusted for the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, and a corporate restructuring charge and the related tax impacts.

	First Quarter Ended October 28, 2022
	As Reported	Adjustment	As Adjusted
		(1)
Total Revenue	$839,519	$0	$839,519
Store operating expense	769,952	(3,184)	766,768
General and administrative expense	45,948	(3,198)	42,750
Operating income	23,619	6,382	30,001
Interest expense	3,532	0	3,532
Income before income taxes	20,087	6,382	26,469
Provision for income taxes	2,958	1,500	4,458
Net income	$17,129	$4,882	$22,011
Earnings per share – basic	$0.77	$0.22	$0.99
Earnings per share – diluted	$0.77	$0.22	$0.99

(1) Adjusted for the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders and the related tax impacts.

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Cracker Barrel Reports First Quarter Fiscal 2024 Results

November 30, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its first quarter fiscal 2023 and fiscal 2024 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. In regard to fiscal 2023, the Company further adjusts EBITDA to exclude expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders and the related tax impacts. In regard to fiscal 2024, the Company further adjusts EBITDA to exclude expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, and a corporate restructuring charge and the related tax impacts. The Company believes that presentation of EBITDA and Adjusted EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

First Quarter Ended October 27, 2023
Net Income	$5,456
(+) Depreciation & amortization	26,669
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184
(+) Interest expense	4,938
(+) Tax expense	1,019
EBITDA	$41,266
Adjustments
(+) CEO transition expenses	1,636
(+) Strategic transformation initiative expenses	1,141
(+) Corporate restructuring charge	1,642
Adjusted EBITDA	$45,685

First Quarter Ended October 28, 2022
Net Income	$17,129
(+) Depreciation & amortization	24,791
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184
(+) Interest expense	3,532
(+) Tax expense	2,958
EBITDA	$51,594
Adjustments
(+) Proxy contest and settlement expenses	3,198
Adjusted EBITDA	$54,792

Reconciliation of GAAP Operating Income Outlook to Non-GAAP Operating Income Outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income, a non-GAAP financial measure, for fiscal 2024. The Company’s adjusted operating income outlook excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, and a corporate restructuring charge and the related tax impacts. The Company believes presenting its current outlook for adjusted operating income that excludes these items provides investors with an enhanced understanding of the Company's expected performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income outlook reported in accordance with GAAP.

	$ Million
Reported GAAP Operating Income Outlook	$95	to	$115
Non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	$13		$13
Expenses related to CEO transition	$10		$10
Expenses related to strategic transformation initiative	$10		$10
Corporate restructuring charge	$2		$2
Adjusted Operating Income Outlook	$130	to	$150

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